UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2017

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis St., Suite 1425

Houston, Texas 77002

(Address of Principal Executive Offices)(Zip Code)

713-222-6966

(Issuer Telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on February 9, 2017, Houston American Energy Corp. (“Houston American”) completed the acquisition from Founders Oil & Gas III, LLC of a 25% working interest (subject to a 5% back-in after project payout in favor of the prospect generator, to be borne proportionately among the working interest owners) in two lease blocks, covering 717.25 gross acres in Reeves County, Texas (the “Prospect”).

This Current Report on Form 8-K/A (the “Amended Report”) amends the Current Report on Form 8-K dated February 9, 2017 and filed on February 14, 2017 (the “Original Report”) to include unaudited pro forma financial information in accordance with Item 9.01 of Form 8-K. No other amendments to the Original Report are being made by the Amended Report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Inasmuch as the Prospects have no existing or prior production and pre-acquisition financial statements with respect to the Prospect would not be significant, in accordance with SEC Division of Corporation Finance Financial Reporting Manual Section 2065.11, no audited historical financial statements with respect to the Prospect are being presented.

(b)	Pro Forma Financial Information

Pro forma financial information relative to the Prospect is attached hereto as Exhibit 99.1 and incorporated by reference to this Item 9.01(b).

(d)	Exhibits

99.1	Unaudited pro forma financial information reflecting acquisition of Reeves County, Texas prospects

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: April 19, 2017
	By:	/s/ John P. Boylan
John P. Boylan, President

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